UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Rand Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement
BENEFICIAL OWNERSHIP OF SHARES
PROPOSAL 1. ELECTION OF DIRECTORS
COMMITTEES AND MEETING DATA
Audit Committee Report
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
DIRECTOR COMPENSATION
PROPOSAL 2 TO AUTHORIZE SALES OF OUR COMMON STOCK UNDER CERTAIN CONDITIONS DURING A ONE YEAR PERIOD AT PRICES BELOW THEN CURRENT NET ASSET VALUE PER SHARE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2
FINANCIAL STATEMENTS AVAILABLE

Proxy Statement Rand Capital Corporation
Rand Capital Corporation
2200 Rand Building
Buffalo, New York 14203
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO OUR SHAREHOLDERS
     The 2009 Annual Meeting of Shareholders of Rand Capital Corporation will be held on Thursday, April 30, 2009 at 10:30 a.m. in Room 410, Rand Building, 14 Lafayette Square, Buffalo, New York, for the following purposes:
1.	To elect seven Directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.	To authorize sales of our common stock under certain conditions during a one year period at prices below the then current Net Asset Value per share.

3.	To consider and act upon such other business as may properly come before the meeting.
     Shareholders of record at the close of business on March 6, 2009 are entitled to notice of, and to vote at the meeting, and any adjournment thereof.

April 3, 2009	By order of the Board of Directors,
Buffalo, New York	Reginald B. Newman II
Chairman
IMPORTANT NOTICE REGARDING
INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON
APRIL 30, 2009
THE PROXY STATEMENT AND ANNUAL REPORT
TO SHAREHOLDERS IS AVAILABLE AT HTTP://MATERIALS.PROXYVOTE.COM/752185
Proxy 1

Proxy Statement Rand Capital Corporation
Rand Capital Corporation
2200 Rand Building
Buffalo, New York 14203
Proxy Statement
GENERAL INFORMATION
     We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Rand Capital Corporation for the Annual Meeting of Shareholders to be held on April 30, 2009. Only shareholders of record at the close of business on March 6, 2009, are entitled to notice of and to vote at the meeting, and at any adjournment thereof. On that date Rand had outstanding 5,718,934 Common Shares, par value $.10 per share (“shares”).
     Each share entitles the holder to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If the enclosed form of proxy is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy by executing a subsequently dated proxy or a notice of revocation, provided that the subsequent proxy or notice is delivered to us prior to the taking of a vote, or by voting in person at the meeting.
     Under the New York Business Corporation Law (the “BCL”) and our by-laws, the presence, in person or by proxy, of the holders of a majority of the outstanding stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting or represented by a proxy will be counted for quorum purposes. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Under the BCL and our by-laws, once a quorum is established, Directors standing for election may be elected by a plurality of the votes cast.
     This Proxy Statement and accompanying form of proxy are being mailed to shareholders on or about April 3, 2009. A copy of Rand’s 2008 Annual Report, which contains financial statements, accompanies this Proxy Statement.
     We will bear the cost of soliciting proxies in the accompanying form. We do not expect to pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies in person or by telephone, and they will receive no additional compensation therefore.
     Our office is located at 2200 Rand Building, Buffalo, New York 14203; telephone number 716-853-0802.
Proxy 2

Proxy Statement Rand Capital Corporation
BENEFICIAL OWNERSHIP OF SHARES
     Unless otherwise indicated, the following table sets forth beneficial ownership of our common shares on March 6, 2009, by (a) persons known by us to be beneficial owners of more than 5% of the outstanding shares, (b) the Directors, nominees for Director, and all the executive officers of Rand, and (c) all Directors and executive officers as a group. Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership (1)		of Class (4)

(a) More than 5% Owners:

Brown Advisory Holdings Inc. (BAHI) 901 South Bond Street, Baltimore, MD	1,603,020	(5)	28.0%

Willis S. McLeese c/o 2200 Rand Building, Buffalo, NY	800,000	(2)	14.0%

Reginald B. Newman, II 50 North Airport Drive, Buffalo, NY	379,635		6.6%

(b) Directors, nominees for Director and executive officers:

Allen F. Grum	73,128		1.3%
Erland E. Kailbourne	10,000		*
Ross B. Kenzie	100,000		1.7%
Willis S. McLeese	800,000	(2)	14.0%
Reginald B. Newman II	379,635		6.6%
Jayne K. Rand	139,478		2.4%
Robert M. Zak	20,000		*
Daniel P. Penberthy	50,000		*

(c) All Directors and executive officers as a group	1,572,241	(3)	27.5%

*	Less than 1%

(1)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission (SEC).

(2)	These shares are owned by Colmac Holdings, Ltd., a corporation of which Mr. McLeese is the Chairman and principal owner.

(3)	Except as indicated above, members of the group have sole voting and investment power over these shares.

(4)	Percent of Class calculated based on 5,718,934 common shares outstanding at Record Date.

(5)	Shares are owned by clients of Brown Advisory Services, LLC, a broker-dealer and investment advisory subsidiary of BAHI. BAHI has shared dispositive power but no voting power with respect to the shares. Shares were reported on a Schedule 13F filed by Brown Advisory Security LLC on February 17, 2009.
Proxy 3

Proxy Statement Rand Capital Corporation
PROPOSAL 1. ELECTION OF DIRECTORS
     Seven Directors are to be elected at the meeting, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified. Unless marked to the contrary, the proxies received will be voted FOR the election of the seven nominees below.
     Each of the nominees is presently a member of the Board of Directors and was recommended for election by the Governance and Nominating Committee, which is comprised of non-management, independent Directors. Each of the nominees has consented to serve as a Director, if elected. If at the time of the meeting any nominee should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for such other person as may be designated as a nominee by the Board of Directors. Each of the nominees was elected at Rand’s last Annual Meeting of Shareholders.
Director Independence
     The Board of Directors affirmatively determined that four of the six non-management Directors, Erland E. Kailbourne, Ross B. Kenzie, Jayne K. Rand and Robert M. Zak are “Independent Directors” under the rules of the SEC and under the rules and guidelines of the National Association of Security Dealers (NASD) for NASDAQ listed companies and, therefore, that a majority of a corporation’s seven-person Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between Rand and the Directors classified as independent other than service on its Board of Directors and compensation paid to Directors.
     Three of the Directors are deemed to be “Interested Persons” under Section 2(a)(19) of the Investment Company Act of 1940 with respect to Rand: Allen F. Grum because he is an executive officer of Rand, and Willis S. McLeese and Reginald B. Newman, II, because each of them beneficially owns more than 5% of Rand’s outstanding common shares. Persons who are Interested Persons are not independent Directors under the rules and guidelines of the NASD.
     The independence determination of the Board of Directors under the SEC rules and under the NASD rules and guidelines also included conclusions of the Board of Directors that:
•	each of the members of the Audit Committee and of the Governance and Nominating Committee, and a majority of the members of the Compensation Committee are independent under the standards described above for purposes of membership on each of those committees;

•	the 2008 compensation of the executive officers was determined by a majority of the independent Directors of the Board; and

•	each of the members of the Audit Committee also meets the additional independence requirements under SEC Rule 10A-3(b) and NASDAQ Rule 4350(d).
Proxy 4

Proxy Statement Rand Capital Corporation
     As the Chair of the Governance and Nominating Committee, Mr. Kailbourne will serve as the chair of meetings of Independent Directors. It is currently contemplated that “executive sessions” of the Independent Directors will occur at least twice during the fiscal year ended December 31, 2009, in addition to separate meetings of standing committees of the Board of Directors.
Shareholder Communications
     Communications to an individual Director, to non-management Directors as a group, or to the entire Board, should be addressed as follows: Reginald B. Newman, II, Security Holder Board Communications, 2200 Rand Building, Buffalo, New York, 14203, with an indication of the individual or subgroup (if any) to whose attention the communication is directed. All security holder communications addressed in that manner will be delivered directly to Mr. Newman, who will receive communications for the Board and non-management Directors, and who will deliver the communication unopened to any individual indicated Director.
Meeting Attendance
     Last year all Directors attended the Annual Meeting of Stockholders, and they are expected to do so this year. A meeting of the Board of Directors will take place on the same day and at the same place as the Annual Meeting of Stockholders, and Directors are expected to attend all Board and Committee meetings of Rand and the annual meeting of shareholders, but such attendance is not required.
Information Regarding Directors, Nominees for Director, and Officers
     The following table provides information concerning all persons who are Directors, nominees for Director, or officers of Rand. Rand is not part of a fund complex.

Length
	Position(s)	of		Other
Name, Age and	held with	Time	Principal Occupation During	Director-
Address	Fund	Served (1)	Last Five Years	ships
Directors who are
Interested Persons
(2)

Willis S. McLeese (95) c/o 2200 Rand Building Buffalo, NY 14203	Director	1986	Chairman of Colmac Holdings Limited, Toronto, Canada, which develops, owns and operates cogeneration and alternative energy electric power generating plants.	None
Proxy 5

Proxy Statement Rand Capital Corporation

		Length
	Position(s)	of		Other
Name, Age and	held with	Time	Principal Occupation During	Director-
Address	Fund	Served (1)	Last Five Years	ships
Reginald B. Newman II (71) 50 North Airport Drive Buffalo, NY 14225	Director and Chairman of Board	1987
Mr. Newman has been Chairman of the Board since 1996. Mr. Newman is the Chairman of Prior Aviation Services, Inc., the Fixed Base Operator (FBO) at Buffalo Niagara International Airport, Buffalo, NY. Mr. Newman is also a Director of M&T Bank Corporation, a financial institution headquartered in Buffalo, NY. He is a Director of Dunn Tire LLC and Taylor Devices, Inc.
				Director of M&T Bank Corporation, Dunn Tire LLC, Taylor Devices and Prior Aviation Services, Inc.

Allen F. Grum (51) c/o 2200 Rand Building Buffalo NY 14203	President of Rand and a Director	1996
President and Chief Executive Officer since 1996. Prior thereto, Mr. Grum served as Senior Vice President of Rand Capital Corporation commencing in June 1995. From 1994 to 1995, Mr. Grum was Executive Vice President of Hamilton Financial Corporation and from 1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation. Mr. Grum serves on a number of Boards of Directors of companies in which Rand Capital Corporation has an investment.
				None

Directors who are not Interested Persons

Erland E. Kailbourne (67) 220 Liberty Street P.O. Box 227 Warsaw, NY 14569	Director	1999
Chairman of Financial Institutions, Inc. and its subsidiary Five Star Bank since January 2006. From May 2002 until March 2003, Mr. Kailbourne was Chairman and Interim CEO of Adelphia Communications. (Adelphia filed a petition under Chapter 11 of the United States Bankruptcy Code in June 2002.) He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997. He is a Director of the New York ISO, The John R. Oishei Foundation, Albany International Corporation, Allegany Co-op Insurance Company, USA Niagara Development Corp. and the Farash Corporation and the Max and Marian Farash Foundation.
				Chairman of Financial Institutions, Inc. and its subsidiary, Five Star Bank, and Albany International

Proxy 6

Proxy Statement Rand Capital Corporation

		Length
	Position(s)	of		Other
Name, Age and	held with	Time	Principal Occupation During	Director-
Address	Fund	Served (1)	Last Five Years	ships
Ross B. Kenzie (77) 369 Franklin Street Buffalo, NY 14202	Director	1996
Mr. Kenzie has been retired since 1989. Prior thereto, he was the Chairman of the Board and Chief Executive Officer of Goldome Bank, Buffalo, NY, a savings bank, since 1980. Prior thereto, Mr. Kenzie was Executive Vice President and Director of Merrill Lynch Pierce Fenner & Smith as well as Merrill Lynch & Co. Through 2006, Mr. Kenzie also served on the Board of Directors of Biophan Technologies, Inc. and Natural Nano, Inc., development companies specializing in highly marketable business devices and naturally occurring nanotube technologies; and is a former Director of Merchants Mutual Insurance Company.

Jayne K. Rand (48) c/o 2200 Rand Building Buffalo, NY 14203	Director	1989	Since 1993, Miss Rand has been a Vice President of M&T Bank.

Robert M. Zak (51) 250 Main Street Buffalo, NY 14202	Director	2005
Since 1995, Mr. Zak has been President and Chief Executive Officer of Merchants Mutual Insurance Company, which operates under the trade name Merchants Insurance Group. Mr. Zak joined Merchants in 1985. Prior to that, his career was in public accounting.

Non-Director Officers

Daniel P. Penberthy (46) c/o 2200 Rand Building Buffalo, NY 14203	Executive Vice President and Treasurer of Rand	N/A
Mr. Penberthy has served as Treasurer of the Corporation since August 1997. Since January 2002, Mr. Penberthy has served as Senior Vice President, and he has continued to serve as the Chief Financial Officer since 1997. From 1993 to 1997, Mr. Penberthy served as Chief Financial Officer for both the Greater Buffalo Partnership (formerly the Chamber of Commerce) and the Greater Buffalo Convention and Visitors Bureau. Prior thereto, from 1990 to 1993, Mr. Penberthy served as a Senior Associate with the Greater Buffalo Development Foundation, a regional business development organization. Prior to 1990, Mr. Penberthy was employed by KPMG, a public accounting firm.

(1)	Indicates initial year in which person became Director. All Directors’ terms of office will be through the next annual meeting of shareholders and until their successors have been elected and qualified.

(2)	Willis S. McLeese and Reginald B. Newman, II, each beneficially own more than 5% of Rand’s outstanding securities, and Allen F. Grum is an officer of Rand, and are deemed to be “Interested Persons” under Section 2(a)(19) of the Investment Company Act of 1940.

Proxy 7

Proxy Statement Rand Capital Corporation
Approximate Value of Investments in Rand
     The following table indicates the range of value as of March 6, 2009 of the common shares of Rand beneficially owned by each Director and nominee for Director of Rand. Rand is not part of a family of investment companies.

Dollar Range of Equity
Name of Director or Nominee	Securities in the Fund

(a) Directors who are not Interested Persons:

Erland E. Kailbourne	$10,001 – $50,000
Ross B. Kenzie	Over $100,000
Jayne K. Rand	Over $100,000
Robert M. Zak	$50,001 – $100,000

(b) Directors who are Interested Persons:

Allen F. Grum	Over $100,000
Willis S. McLeese	Over $100,000
Reginald B. Newman, II	Over $100,000
COMMITTEES AND MEETING DATA
     The Committees of the Board of Directors have the following members:

Governance and
Compensation Committee	Nominating Committee	Audit Committee

Robert M. Zak (Chair)	Erland E. Kailbourne (Chair)	Ross B. Kenzie (Chair)
Willis S. McLeese	Ross B. Kenzie	Erland E. Kailbourne
Jayne K. Rand	Jayne K. Rand	Robert M. Zak
     In 2008 the full Board met on four occasions, the Audit Committee met five times, the Governance and Nominating Committee met twice and the Compensation Committee met once. All incumbent Directors attended 100% of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board that the respective Director was eligible to attend during 2008.

Proxy 8

Proxy Statement Rand Capital Corporation
Compensation Committee
     The Compensation Committee advises the independent members of the Board of Directors with respect to the compensation of the executive officers and reviews the criteria that form the basis for management compensation.
     The compensation levels of the Corporation’s Named Executive Officers, “NEO’s”; (the President/CEO and Executive Vice President) were approved by the independent members of the Board of Directors, representing a majority of its membership.
     The Compensation Committee’s Charter may be accessed at Rand’s website, www.randcapital.com.
Governance and Nominating Committee
     The primary purposes of the Governance and Nominating Committee include:
•	developing, recommending to the Board and assessing corporate governance policies for Rand;

•	overseeing the evaluation of the Board;

•	recommending to the Board of Directors the individuals qualified to serve on Rand’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors.
     The Governance and Nominating Committee’s Charter may be accessed at Rand’s website, www.randcapital.com. None of the persons on the Governance and Nominating Committee are “interested persons” as defined in section 2(a)(19) of the Investment Company Act of 1940.
     Nomination of Directors
          The Governance and Nominating Committee, as part of the responsibilities under its Charter, and oversees the identification of qualified individuals to serve on the Board.
          We seek Directors who have the required and appropriate skills and characteristics including; business experience and personal skills in finance, marketing, business, and other areas that are expected to contribute to an effective board. We identify new Director candidates from prominent business persons and professionals in the communities Rand serves. We consider nominees of shareholders in the same manner as other nominees.
          If a Board vacancy occurs, the Governance and Nominating Committee may recommend a replacement candidate to the Board. The Board may appoint the new Director to fill the unexpired term of the seat. Annually, the Governance and Nominating Committee will recommend a slate of new and/or continuing candidates for the Board of Directors. The Board will select a slate of nominees for Director from recommendations of the Governance and Nominating Committee, and submit the slate of nominees to be voted on by shareholders at Rand’s next Annual Meeting.

Proxy 9

Proxy Statement Rand Capital Corporation
     Rand’s by-laws provide that an Annual Meeting of Shareholders shall be held on the fourth Tuesday in April, or such other time within 30 days before or after such date as the Chairman or Board of Directors shall determine. The number of Directors is determined by the Board of Directors, but in no event may it be less than three.
Procedure for Shareholders to Nominate Directors
     Any shareholder who intends to present a Director nomination proposal for consideration at the 2010 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2010 Annual Meeting must deliver a written copy of the proposal to Rand no later than the deadline, and in accordance with the procedures, specified under “Shareholder Proposals” in this proxy statement, and in accordance with the requirements of SEC Rule 14a-8.
     If a shareholder does not comply with the foregoing procedures, the shareholder may use the procedures set forth in Rand’s by-laws, although Rand would not in the latter case be required to include the nomination as a proposal in its proxy statement and proxy card mailed to stockholders in connection with the next annual meeting.
     The shareholder nomination proposal referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a shareholder of record of Rand common shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the proposal; (3) a description of the arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are being made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a Director of the Corporation if elected. The Governance and Nominating Committee may refuse to acknowledge a proposal for the nomination of any person not made in accordance with the foregoing procedure. Recommendations for nominees should be sent to: Rand Capital Corporation, Attention: Board Nominations, 2200 Rand Building, Buffalo, New York 14203.
     Rand did not receive any nominations from shareholders for the 2009 Board of Directors election.
Code of Business Conduct and Ethics
     Rand has adopted a Code of Ethics which applies to Rand’s chief executive officer, chief financial officer, and controller, and a Business Ethics Policy applicable to Rand’s Directors, officers and employees. The Code of Ethics and the Business Ethics Policy are available in

Proxy 10

Proxy Statement Rand Capital Corporation
the Governance section of Rand’s website at www.randcapital.com. They are also available in print to any shareholder who requests it. Rand will disclose any substantive amendments to, or waiver from provisions of, the Code of Ethics made with respect to the chief executive officer, chief financial officer or controller via its website.
Audit Committee
     The Board of Directors has determined that the members of the Audit Committee are independent, as described above under “Director Independence.” The Board of Directors has determined that Ross B. Kenzie is an Audit Committee financial expert (as defined by SEC regulations) (see Mr. Kenzie’s relevant work experience in this Proxy’s Table “Information Regarding Directors, Nominees for Directors and Officers”). Mr. Kenzie is an independent member of Rand’s Board of Directors (as defined by SEC and NASD regulations).
     The Audit Committee operates under a written charter adopted by the Audit Committee and Board of Directors. The Charter can be accessed on Rand’s website at www.randcapital.com. The Audit Committee reviews the scope and results of the annual audit, receives reports from Rand’s independent public accountants, and reports the Audit Committee’s findings and recommendations to the Board of Directors.
     The Audit Committee has adopted necessary reporting procedures for the confidential submission, receipt, retention and treatment of accounting and auditing complaints.
Proxy 11

Proxy Statement Rand Capital Corporation
Independent Accountant Appointment
     Independent Accountants Appointment
     Rand Capital Corporation’s Audit Committee has appointed Rand’s current independent accountants, Freed Maxick & Battaglia, CPA’s, PC, (“Freed”), to examine the accounts of Rand for the 2009 fiscal year. The Audit Committee members approving such selection are not “interested persons” of Rand as defined in the 1940 Act. Freed audited the accounts of Rand for the 2008, 2007 and 2006 fiscal years.
     A representative of Freed is expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.
Proxy 12

Proxy Statement Rand Capital Corporation
Independent Accountant Fees
     The aggregate fees for each of the last two fiscal years for services rendered by Freed are as follows:
     Audit Fees
     This category consists of fees for the audit of annual financial statements, review of financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or audit engagements for those fiscal years.
     Fees for professional services provided by Freed for the audit of Rand’s annual financial statements for the fiscal years ended December 31, 2008 and 2007 were $55,000 and $50,000, respectively.
     Audit Related Fees
     This category consists of assurance and related services by the independent accountant that are reasonably related to the performance of the audit and review of financial statements and are not reported under audit fees.
     During the fiscal years ended December 31, 2008 and 2007, fees for assurance and related services were $2,115 representing SEC compliance matters and $2,400 representing Sarbanes Oxley documentation, respectively.
     Tax Fees
     This category consists of professional services rendered by the independent accountant for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical advice.
     During the fiscal years’ ended December 31, 2008 and 2007, Rand was billed $16,750 and $20,550, respectively, in tax fees by Freed.
     All Other Fees
     This category consists of fees not covered by Audit Fees, Audit Related Fees and Tax Fees.
     For the fiscal years ended December 31, 2008 and 2007, Rand did not receive or pay for any products or services in this category from Freed.
     For fiscal years 2008 and 2007, all of the services of Freed described in the above categories were pre-approved by the Audit Committee.
     Estimates of annual audit, quarterly review and tax related fees to be paid during the year are submitted annually to the Audit Committee for its review and pre-approval and then budgeted for by Rand. All other non-audit services must be pre-approved by the Audit Committee prior to engagement, as required by the Committee’s Charter.
Proxy 13

Proxy Statement Rand Capital Corporation
Audit Committee Report
     The Audit Committee has reviewed and discussed Rand’s audited consolidated financial statements with management. In addition, the Audit Committee has discussed with Rand’s independent accountants, Freed Maxick & Battaglia, CPA’s, PC, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“AICPA, Professional Standards, Vol. 1 AU section 380”), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants’ the independent accountants’ independence.
     Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Rand Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
     This report is respectfully submitted by the Audit Committee of the Board of Directors.
Ross B. Kenzie, Chair
Erland E. Kailbourne
Robert M. Zak
     The information provided in the preceding Audit Committee Report will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Securities Exchange Act, unless in the future the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.
Proxy 14

Proxy Statement Rand Capital Corporation
COMPENSATION DISCUSSION AND ANALYSIS
     Rand’s President, Executive Vice President, Controller and Office Manager are salaried employees of Rand. Rand pays the salaries and other employee benefits of these employees. Rand has a wholly owned subsidiary, Rand Capital SBIC, Inc. (“Rand SBIC”, formerly Rand Capital SBIC, L.P.) The President and the Executive Vice President serve as the Management and Investment Committee of the subsidiary and they are parties to a Profit Sharing Plan of Rand SBIC that was adopted by Rand as a requirement for the licensing of Rand SBIC as a Small Business Investment Company.
     Rand’s principal executive officers are its President, Allen F. Grum, and its Executive Vice President/Chief Financial Officer, Daniel P. Penberthy.
     The Compensation Committee, a majority of which are independent members of the Board, advises the Board of Directors with respect to the compensation of the principal executive officers. The Compensation Committee recommendations are then reviewed by the independent members of the Board, who are then responsible for establishing such compensation. Rand’s President is responsible for the compensation levels of its Controller and Office Manager.
Introduction
     This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken for the Named Executive Officers (“NEOs”) who are identified in the Summary Compensation Table.
Objectives of Rand’s Compensation Programs and What they are Designed to Reward
     For its long-term success and the enhancement of long-term stockholder value, Rand depends on the management and analytical abilities of its NEOs, who are employees of, and are compensated by, Rand. The Compensation Committee’s compensation objectives are to provide a critical oversight function of compensation and appropriate levels of compensation, reward above average corporate performance, recognize individual initiative and achievement, assist Rand in attracting and retaining qualified management to contribute to its success, and motivate management to enhance stockholder value.
Key Elements of Rand’s Compensation Plans and Why they are Paid:
•	Base Salary — Our philosophy is that base salaries should meet the objectives of attracting and retaining the executive officers needed to successfully manage the business. Actual individual salary amounts are not determined by formulas, but instead reflect the Committee’s judgment with respect to each executive officer’s responsibility, performance, experience, and historical compensation, internal equity considerations and other factors, including any retention concerns. Rand sets a base salary for its executive officers at levels that are intended to be appropriate given the scope of their duties and responsibilities.
Proxy 15

Proxy Statement Rand Capital Corporation
•	Bonus – Rand may pay annual bonuses to executive officers at levels that are intended to motivate them to achieve Rand’s principal business and investment goals and to bring their total compensation to competitive levels. The bonus is based on a qualitative consideration of individual and company performance. The Committee considers, and may make appropriate adjustments for, unusual items that were not included in the Corporation’s budget and are deemed to be outside the control of the executives.

•	Profit Sharing Plan – Rand provides long-term incentives to its executive officers through its Profit Sharing Plan, which allows them to participate in the growth of its portfolios and aligns their long term interests with those of Rand’s shareholders. The terms of Rand’s license to maintain its SBIC subsidiary require that it maintain a Profit Sharing Plan, which provides for payment by Rand of designated percentages of the net realized capital gains of Rand SBIC. The Committee does not have discretion to change the amounts due under the Plan.

•	Equity – Although we believe that equity ownership by management aligns management’s interests with increasing stockholder value, restrictions imposed by the Investment Company Act preclude Rand from offering stock options or other equity incentives to its executive officers at any time when it also allows them to participate in a profit sharing plan. Rand has a stock option plan that was adopted in 2001 (see “Option Plan,” below), but no options have been or will be granted under it while the Profit Sharing Plan is in effect.

•	Standard Employee Benefits – Rand also provides standard employee benefits that are considered appropriate to provide competitive employee compensation and necessary to attract and retain talented personnel. Rand maintains a 401(k) Plan for its employees. Under the plan, participants may elect to contribute up to 20% of their compensation on a pretax basis, to a maximum of $16,500 for 2009. Rand makes a flat contribution of 1% of compensation for each participant and matches participant contributions up to 5% of compensation. Rand may also elect to contribute annual discretionary amounts under the 401(k) Plan as determined by the Board. Rand also provides life insurance and automobile reimbursement benefits to its NEOs.
How the Amounts of Each Element of the Compensation are Determined and How They Fit Into Rand’s Overall Compensation Objectives
Salary and Bonus
     The Compensation Committee determined that the salary and bonuses paid to Rand employees during the 2008 fiscal year were at levels that were in the best interests of shareholders. In making its determination, the Compensation Committee considered whether the salaries and bonuses paid by Rand to its executive officers were consistent with the compensation philosophies described above.
The Analysis Used in Setting Compensation Levels
     When making compensation decisions for individual executive officers, the Committee takes many factors into account, including the individual’s role and responsibilities, performance, tenure, and experience; the overall performance of the Corporation; the recommendations of Board

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Proxy Statement Rand Capital Corporation
Committee Chairs; the individual’s historical compensation; and comparison to other executive officers of the Corporation. The Corporation did not utilize any benchmarking or performance targets to set its compensation levels.
     Specifically, the Committee has considered factors such as:
•	total compensation in relation to Rand’s size, and the composition and performance of its investments;

•	Rand’s success in identifying appropriate investment opportunities and returns on its investments;

•	the value of Rand’s assets; including changes resulting from the implementation of Statements of Financial Accounting Standards (SFAS) 157 “fair value measurement”,

•	the responsibilities and duties of the executive officers, and

•	whether there has been any adjustment or potential recovery of prior award payments resulting from the restatement of prior performance measures upon which the awards were based. No such adjustments or recovery has occurred during the year.
Evaluating Performance
     The Committee evaluates the performance of the NEOs on an annual basis, and consults with the other Directors and Committee Chairs regarding the performance. The Committee also seeks the advice of the President in connection with the performance evaluation for other NEOs; however, the President is not present when the Committee meets to evaluate his performance and determine his compensation.
Individual Performance
     The Committee uses discretion in a qualitative evaluation of individual performance and considers the following factors, among others, in approving the annual incentive awards of the NEOs: the input of other Board Committee Chairs, the NEOs leadership, management, strategic planning, business development, and investment returns.
Change of Control and Termination Benefits
     The Corporation does not provide any employment contracts, change of control and/or termination benefits.
Accounting and Tax Treatments of Compensation
     The Committee’s policy is to structure compensation that will be fully deductible where doing so will further the purposes of executive compensation programs. The Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to Rand’s success, even where compensation payable under the programs may not be fully deductible.

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Proxy Statement Rand Capital Corporation
Profit Sharing Plan
     We believe Rand’s provisions for salaries and bonuses create an appropriate focus on longer-term objectives and promote executive retention. We also believe that the Profit Sharing Plan is an effective means of promoting long-term shareholder value and providing for executive retention.
     Under the Profit Sharing Plan, Rand will pay its NEOs aggregate profit sharing payments equal to 12% of the net realized capital gains of Rand SBIC, net of all realized capital losses and unrealized depreciation, for the fiscal year, computed in accordance with the Plan and Rand’s interpretation of such policies.
     The profit sharing payments will be split equally between Rand’s two NEOs, who are fully vested in the Plan. Under Investment Company Act requirements, the aggregate amount of benefits which may be paid or accrued under the Profit Sharing Plan and any other profit sharing plan maintained by Rand during any fiscal year may not in any event exceed 20% of Rand’s net income after taxes for that fiscal year. In accordance with Investment Company Act requirements, a majority of the members of the Board who were not Interested Persons approved the Profit Sharing Plan on the basis that it is reasonable and fair to Rand’s shareholders, does not involve overreaching of Rand or its shareholders on the part of any person concerned, and is consistent with the interests of the shareholders of Rand.
     No payments have been made or accrued under the Profit Sharing Plan since its inception in 2002.
Conclusion
     Through the compensation and incentive structure described above, a significant portion of the amounts that may be payable as compensation have been, and will continue to be, contingent on Rand’s performance, and realization of incentive benefits is closely linked to increases in long-term shareholder value. Rand remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of Rand’s business may result in highly variable compensation from year to year.
     Based on the factors identified, the independent members of the Board approved the 2009 salary levels of the Named Executive Officers in January 2009. Based on the same factors, in January 2009 the Independent Directors approved bonuses of $5,000 payable to each of Mr. Grum and Mr. Penberthy for their services in 2008. Rand accrued these amounts in its 2008 financial statements.

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Proxy Statement Rand Capital Corporation
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee

Robert M. Zak, Chair
Willis S. McLeese
Jayne K. Rand
          The information provided in the preceding Compensation Committee Report will not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Securities Exchange Act, unless in the future the Corporation specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

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Proxy Statement Rand Capital Corporation
Compensation Committee Interlocks and Insider Participation
     During the last fiscal year, none of the members of the Compensation Committee was a present or former officer or employee of Rand or had any relationship with respect to Rand that would require disclosure under Regulation S-K, Item 404.
Summary Compensation Table
          The following table sets forth information with respect to the compensation paid or earned for the 2008, 2007 and 2006 fiscal years to each named executive officer, and to each officer of Rand with aggregate compensation from Rand in excess of $100,000. Rand is not part of a fund complex.

				All Other
Name and Principal				Compensation
Position (1)	Year	Salary (2)	Bonus (2)(3)	(4)(5)	Total(6)
Allen F. Grum,	2008	$165,000	$5,000	$11,400	$198,242
President & Director				$16,842 (5)
	2007	$160,000	$25,000	$12,640	$212,531
				$14,891 (5)
	2006	$155,000	$50,000	$9,521	$214,521

				All Other
Name and Principal				Compensation
Position (1)	Year	Salary (2)	Bonus (2)(3)	(4)(5)	Total(6)
Daniel P. Penberthy,	2008	$150,000	$5,000	$10,500	$176,036
Treasurer				$10,536 (5)
	2007	$140,000	$25,000	$11,548	$176,548
	2006	$130,000	$50,000	$7,847	$187,847

(1)	Mr. Grum is Rand’s principal executive officer, and Mr. Penberthy is Rand’s principal financial officer. Neither of them has an employment contract with Rand.

(2)	Represent amounts earned, prior to employee 401(k) contributions made by named executive, as described in footnote (4).

(3)	Bonuses were accrued by Rand at December 31, 2008 and paid in 2009. Bonuses for December 31, 2007 were paid in 2008 and for December 31, 2006 were paid in 2007.

(4)	Included within the indicated compensation payment are contributions by Rand to its 401(k) Plan, which is available to all Rand employees. Under the 401(k) Plan, participants may elect to contribute up to 20% of their compensation on a pretax basis by salary reduction up to a maximum of $15,500 for 2008. For eligible employees, Rand makes a flat contribution of 1% of compensation and matches employee contributions of up to a maximum of 5%. In addition, Rand may elect to contribute an annual discretionary amount as determined by the Board of Directors. In 2008, Rand did not make a discretionary contribution to the 401(k) Plan.

(5)	Amount indicated includes the cost of life insurance, disability insurance and business automobile reimbursement benefits. In 2007 for Mr. Penberthy, the aggregate amount of

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Proxy Statement Rand Capital Corporation

such compensation was $7,055. In 2006, the aggregate amount of such compensation was less than $10,000 for each Rand executive.

(6)	The total of salary and bonus for each named executive officer is greater than 86% of total compensation for each period listed.
Option Plan
          Rand does not have any outstanding equity awards, options or stock vesting rights.
          In July 2001, Rand’s shareholders approved an Employee Stock Option Plan (the “Option Plan”). The Option Plan provides for the award of options to purchase up to 200,000 common shares to eligible employees. In 2002, Rand placed the Option Plan on inactive status as it developed its Profit Sharing Plan in connection with the establishment of its SBIC subsidiary. As of December 31, 2008, no stock options had been awarded under the Plan.
          Because Section 57(n) of the Investment Company Act prohibits maintenance of a profit sharing plan for the officers and employees of a Business Development Company when any option, warrant or right is outstanding under an executive compensation plan, no options will be granted under the Option Plan while the Profit Sharing Plan is in effect.
Pension Benefits
          Rand does not provide any tax-qualified defined benefit plan or supplemental executive retirement plan, or similar plan that provides for specified retirement payments or benefits.
DIRECTOR COMPENSATION
          During 2008, under Rand’s standard compensation arrangements with Directors, the Chairman of the Board received an annual Chairman retainer of $5,000; each non-employee Director received an annual fee of $5,000 plus $1,000 for attendance at each meeting of the Board of Directors. Audit Committee members received $750 for each meeting attended and Compensation Committee and Governance and Nominating Committee members received $500 for each meeting attended. If a Board and/or Committee member attends a meeting telephonically, the member will receive half of the meeting fee. Rand reimburses Directors for reasonable out of pocket expenses incurred in attending meetings of the Board.
          The following table sets forth information with respect to the compensation paid to or earned by each Director, excluding named executive officers, for the 2008 fiscal year. Rand did not pay or accrue any other compensation to the following Directors for the 2008 fiscal year.

Name	Fees Earned or Paid in Cash
Erland E. Kailbourne	$13,250
Ross B. Kenzie	$13,250
Willis S. McLeese	$9,500
Reginald B. Newman, II	$14,000
Jayne K. Rand	$10,500
Robert M. Zak	$13,750

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Proxy Statement Rand Capital Corporation
Section 16(a) Beneficial Ownership Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires Rand’s Directors and executive officers, and persons who own more than ten percent of Rand’s stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes to stock ownership. Reporting persons are required by SEC regulations to furnish Rand with all Section 16(a) reports they file.
          To our knowledge, based solely on review of the copies of such reports furnished to Rand and written representations that no other reports were required, the Corporation believes all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2008.
Directors’ and Officer’s Liability Insurance
          Rand has an insurance policy from National Union Fire Insurance Co. of Pittsburgh, PA that indemnifies (1) Rand for any obligation incurred as a result of its indemnification of its Directors and officers under the provisions of the New York Business Corporation Law and Rand’s by-laws, and (2) Rand’s Directors and officers as permitted under the New York State Business Corporation Law and Rand’s by-laws. The policy covers all Directors and officers of Rand for the 12 months ending December 2009 for a total premium of $41,469. No sums have been paid to Rand or its officers under the insurance contract.

PROPOSAL 2	TO AUTHORIZE SALES OF OUR COMMON STOCK UNDER CERTAIN CONDITIONS DURING A ONE YEAR PERIOD AT PRICES BELOW THEN CURRENT NET ASSET VALUE PER SHARE
Stockholder Authorization
          The 1940 Act generally prohibits us, as a business development company, or BDC, from selling shares of our common stock at a price below the then current net asset value per share of our stock, with certain exceptions. One exception to this general restriction would permit us to offer and sell shares of our common stock at a price below net asset value per share at the time of sale if our shareholders have approved sales below net asset value per share within the one year period immediately prior to any such sale, and provided that our Board of Directors makes certain determinations about the advisability and fairness of the sale before it is made.
          Accordingly, we are seeking the approval of our shareholders so that we may, in one or more public or private offerings, offer and sell shares of our common stock at prices below our then-current net asset value per share, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of one year after the date of this Annual Meeting and the date of our 2010 Annual Meeting of Shareholders and would permit us to engage in such transactions at various times within that period subject to further approval from the Board of Directors.
          Generally, common stock offerings are priced based on the market prices of currently outstanding shares of common stock. Shareholder approval of this proposal would permit us to

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Proxy Statement Rand Capital Corporation
offer and sell shares of our common stock in accordance with pricing standards that market conditions may require. If the holders of a majority of our outstanding common shares, and the holders of a majority of our outstanding common shares who are not affiliated persons of the Company, approve this proposal, the authority provided will give us greater flexibility in taking advantage of changing market and financial conditions in connection with an equity offering. As of the date of this Proxy Statement, the Board has approved making an offering of this type in principle if the circumstances should warrant doing so, but it has not approved the terms of a specific offering, nor does it have any immediate plans to do so.
Reasons to Offer Common Stock Below Net Asset Value
          We believe that market conditions will continue to provide opportunities to invest new capital at potentially attractive returns. Over the past several months, U.S. credit markets, including credit facilities provided by many lending institutions, have experienced significant disruptions resulting in large part from the default in payments on sub-prime residential mortgages and general concerns about the decline in the U.S. economy. These disruptions have contributed to significant stock price volatility for capital providers such as our Company and have made access to capital more challenging for many smaller businesses. However, the change in credit market conditions also has created opportunities for capital providers like us because small businesses are selling for lower prices, and they are generally willing to pay higher interest rates and to accept more contractual terms that are more favorable to us in their investment agreements. Accordingly, for firms that continue to have access to capital, we believe that the current environment should provide investment opportunities on more favorable terms than have been available in prior years. Our ability to take advantage of these opportunities is dependent upon our access to equity capital.
          As a BDC, we primarily rely on our ability to raise capital through the issuance of common stock. Therefore, to continue to build our investment portfolio, we endeavor to maintain consistent access to capital through the public and private equity markets to enable us to take advantage of investment opportunities as they arise.
          Although our common stock traded at a premium to its net asset value during 2007, during 2006 and most of 2008 our common stock traded in a range that was below the then current net asset value per share. The following table shows the per share net asset value of our shares at the end of each quarter, the reported high and low closing prices for our common stock for each quarter, and the closing price as a percentage of net asset value as of the end of each quarter. On March 6, 2009, the last reported closing price of our common stock was $3.60 per share.

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Proxy Statement Rand Capital Corporation

		Closing Price		Premium/(Discount)	Premium/(Discount)
				of High Closing Price	of Low Closing Price
	NAV(1)	High	Low	to NAV(2)	to NAV(2)
Fiscal Year ended December 31, 2006
First Quarter	$1.54	$1.43	$1.17	(7)%	(24)%
Second Quarter	$1.58	$1.70	$1.27	8%	(20)%
Third Quarter	$1.60	$1.90	$1.31	19%	(18)%
Fourth Quarter	$2.93	$4.07	$1.98	39%	(32)%
Fiscal Year ended December 31, 2007
First Quarter	$3.01	$5.04	$3.26	67%	8%
Second Quarter	$3.04	$3.94	$3.26	30%	7%
Third Quarter	$2.98	$4.62	$3.35	55%	12%
Fourth Quarter	$3.47	$4.72	$3.50	36%	1%
Fiscal Year ended December 31, 2008
First Quarter	$3.45	$4.78	$3.55	39%	3%
Second Quarter	$3.45	$4.29	$3.25	24%	(6)%
Third Quarter	$3.39	$4.00	$3.25	18%	(4)%
Fourth Quarter	$3.54	$4.00	$3.11	13%	(12)%

(1)	Net asset value per share is determined as of the last day in the relevant quarter and, therefore, may not reflect the net asset value per share on the date of the high and low closing prices. The per share net asset values shown are based on outstanding shares at the end of each period.

(2)	Calculated as the difference between the net asset value per share and the respective high or low closing prices as reported by NASDAQ, divided by net asset value per share.
          The current volatility in the credit markets and the uncertainty surrounding the U.S. economy have led to significant stock market fluctuations, particularly with respect to the stock of financial services companies like ours. During times of increased price volatility, our common stock may be more likely to trade at a price below its net asset value per share, which is not uncommon for BDCs. As noted above, however, the current market dislocation has created, and we believe will continue to create, favorable opportunities to invest in small businesses, including opportunities that we believe may increase net asset value over the longer-term, even if financed by the issuance of common stock at prices below current net asset value per share. We believe that stockholder approval of the proposal to sell shares below net asset value per share subject to the conditions detailed below will provide us with the flexibility to invest in such opportunities.
          The Board of Directors believes that having the flexibility to issue our common stock below net asset value per share in certain instances is in the best interests of stockholders. If we are unable to access the capital markets as attractive investment opportunities arise, our ability to grow over time could be adversely affected. The inability to raise capital through timely sales of common

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Proxy Statement Rand Capital Corporation
stock could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell. The issuance of additional common stock may also have the effect of enhancing liquidity of our common stock on the NASDAQ Capital Market.
Conditions to Sales below Net Asset Value
          If this proposal is approved, we would not sell our common stock below its per share net asset value unless our Board of Directors reasonably believes there are attractive investment opportunities that will lead to a long-term increase in net asset value. Moreover, the 1940 Act provides that, in addition to the approval of shareholders sought by this proposal, the following conditions must be met before Rand could engage in any sale of common stock at a price below per share net asset value:
•	both a majority of Directors who do not have any financial interest in the offering and a majority of Directors who are not “interested persons” with respect to Rand would have to approve the proposed sale; and

•	both a majority of Directors who do not have any financial interest in the offering and a majority of Directors who are not “interested persons” with respect to Rand, in consultation with the underwriters of the offering if it is underwritten, would have to determine in good faith, as of a time immediately prior to the first solicitation of firm commitments to purchase the shares or immediately prior to the issuance of the shares, that the price at which the shares are to be sold is not less than a price that closely approximates the market value of the shares, less any distributing commission or discount.
          The term “interested person” is defined under the 1940 Act to generally include anyone who is affiliated with a company or related to an affiliated person, any officer or employee of the company, or any person who has recently had any of certain types of business dealings with the company.
Impact on Existing Stockholders Who Do Not Participate in the Offering Resulting from the Dilutive Effect of the Issuance of Shares Below Net Asset Value
          Our existing stockholders who do not participate in an offering below Net Asset Value (NAV) per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential dilution. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.
          The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and

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Proxy Statement Rand Capital Corporation
levels of discount from net asset value per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices, discounts, expenses and commissions (if any) may differ from the presentation below.
       The example assumes that the issuer has 5,700,000 common shares outstanding, $32,000,000 in total assets and $12,000,000 in total liabilities. The current NAV and NAV per share under this example are $20,000,000 and $3.51 respectively. The chart illustrates the dilutive effect on nonparticipating Stockholder A of:
1. an offering of 285,000 shares (5% of the outstanding shares) at $3.33 per share after offering expenses and commission (a 5% discount from NAV).

2. an offering of 570,000 shares (10% of the outstanding shares) at $3.16 per share after offering expenses and commission (a 10% discount from NAV).

3. an offering of 1,140,000 shares (20% of the outstanding shares) at $2.81 per share after offering expenses and commission (a 20% discount from NAV).

	Prior to	Example 1		Example 2		Example 3
	Sale	5% Offering at		10% Offering at		20% Offering at
	Below NAV	5% Discount		10% Discount		20% Discount
			% Change		% Change		% Change
Offering Price
Price per Share to Public		$3.51		$3.33		$2.96
Net Proceeds per Share to Issuer		$3.33		$3.16		$2.81

Decrease to NAV
Total Shares Outstanding	5,700,000	5,985,000	5.00%	6,270,000	10.00%	6,840,000	20.00%
Decrease to NAV per Share after Offering		$(0.01)		$(0.03)		$(0.12)

NAV Per Share	$3.51	$3.50	-0.24%	$3.48	-0.91%	$3.39	-3.32%

Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	20,000	20,000	0.00%	20,000	0.00%	20,000	0.00%
Percentage Held by Stockholder A	0.351%	0.334%	-4.76%	0.319%	-9.09%	0.292%	-16.67%

Total Asset Values
Total NAV Held by Stockholder A	$70,200	$70,029	-0.24%	$69,564	-0.91%	$67,867	-3.32%
Total Investment by Stockholder A	$70,200	$70,200		$70,200		$70,200
(Assumed to be $3.51 per share)
Total Dilution to Stockholder A		$(171)		$(636)		$(2,333)
(Total NAV less Total Investment)

Per Share Amounts
NAV per Share Held by Stockholder A		$3.50		$3.48		$3.39
Investment per Share Held by Stockholder A	$3.51	$3.51	0.00%	$3.51	0.00%	$3.51	0.00%
(Assumed to be $3.51 per Share or Shares Held Prior to Sale)

Dilution per Share Held by Stockholder A		$(0.01)		$(0.03)		$(0.12)
(NAV per Share Less Investment per Share)

Percentage Dilution to Stockholder A			-0.24%		-0.91%		-3.32%
(NAV Dilution per Share Divided by Investment per Share)
NOTE: Amounts in Table have been rounded off.

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Proxy Statement Rand Capital Corporation
Key Shareholder Considerations
          Before voting on this proposal or giving proxies with regard to this matter, shareholders should consider the potentially dilutive effect of the issuance of shares of our common stock at a price that is less than the net asset value per share, and should also consider the effect that the expenses associated with such issuance may have on the net asset value per outstanding share of our common stock. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common shareholders. If shares of our common stock are issued at a price that is substantially below the net asset value per share, the dilution could be substantial. This dilution would include reduction in the net asset value per share and a proportionately greater decrease in a shareholder’s interest in Rand’s earnings, assets, and voting power, than the increase in our assets resulting from the issuance and sale of the shares. In addition, any payment of underwriting compensation and other offering expenses could further increase the dilution. The Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the net asset value per share when considering whether to authorize any such issuance.
          The 1940 Act establishes a connection between common share sale price and net asset value per share because, when stock is sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if our current shareholders do not purchase enough shares to maintain their relative percentage interests, then regardless of whether the offering is above or below then current net asset value, their voting power will be diluted.
          Rand will not sell shares under an offering if the cumulative dilution of the Corporation’s NAV per share under the offering exceeds 15%. This would be measured separately for each offering by multiplying the difference between the most recently calculated NAV per share prior to such offering and the public offering price in such offering, times the number of shares sold in the offering, and then dividing the sum of such amounts for all such offerings by the aggregate NAV of Rand’s outstanding common shares determined prior to the first such offering.
          Sales by us of our common stock at a discount from NAV pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
          Rand will immediately stop selling, ceasing its proposed stock offering activities, if subsequent information is identified that would cause Rand’s financial statements or offering documents to be misleading to investors. Rand will also file a post-effective amendment or other required documents with the SEC, in addition to amending its offering documents to reflect the material changes that are identified.
          Rand will immediately stop selling, ceasing its proposed stock offering activities, if the Corporation receives, or anticipates receiving, a going-concern, qualified, or other adverse opinion on its financial statements, based upon which we are selling securities. Rand will also then file a post-effective amendment or other required documents with the SEC, in addition to amending its offering documents to reflect such events.

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Proxy Statement Rand Capital Corporation
          We intend to use the proceeds of any stock offering by the Corporation to which this authorization applies to fund growth in our investments and operating expenses of the Corporation. We do not intend to use the proceeds to repay of any outstanding debt of the Corporation.
Required Vote
          Approval of this proposal requires the affirmative vote of the holders of: (1) a majority of our outstanding voting securities; and (2) a majority of our outstanding voting securities that are not held by affiliated persons of Rand.
          For purposes of this proposal, the 1940 Act defines a majority of the outstanding voting securities as (1) 67% or more of the voting securities, which in this case consists of shares of our common stock, present at the meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the company, whichever is less. Abstentions and broker non-votes will have the effect of a vote against this proposal.
          The Board of Directors recommends a vote “FOR” the proposal to authorize us for a period of one year to sell shares of our common stock at a price below our net asset value per share at the time of sale.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
3. OTHER BUSINESS
          Rand does not know of any other matters that will come before the meeting. If any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.
Shareholder Proposals for the 2010 Annual Meeting
          Shareholder proposals intended to be presented at the 2010 Annual Meeting of Shareholders must be received at Rand’s offices not later than December 4, 2009, to be considered for inclusion in Rand’s proxy statement and form of proxy for that meeting.

April 3, 2009	By Order of the Board of Directors
Reginald B. Newman II
Chairman of the Board
          It is important that proxies be returned promptly. Shareholders are urged to sign, date and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

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Proxy Statement Rand Capital Corporation
Multiple Copies of our Annual Report and Proxy Statement (Householding)
          When more than one holder of Rand common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Rand common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.
          Rand will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in “street name”, at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Elspeth A. Donaldson, Office Manager, Rand Capital Corporation, 2200 Rand Building, Buffalo, New York 14203, telephone (716) 853-0802 or email her at edonaldson@randcapital.com. You may also access a copy of Rand’s annual report and proxy statement on our website, www.randcapital.com, or via the SEC’s home page, www.sec.gov.
          You may also contact Ms. Donaldson at the address or telephone number above if you are a shareholder of record of Rand and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Proxy 29

Proxy Statement Rand Capital Corporation
FINANCIAL STATEMENTS AVAILABLE
          A copy of Rand’s 2008 Annual Report containing audited financial statements accompanies this Proxy Statement
          Rand will provide without charge to each shareholder upon written request a copy (without exhibits, unless otherwise requested) of Rand’s Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2008. Requests for copies should be addressed to Investor Relations, Rand Capital Corporation, 2200 Rand Building, Buffalo, New York, 14203. Requests may also be directed to (716) 853-0802 or to edonaldson@randcapital.com via email. Copies may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov.
FINAL PAGE OF PROXY

Proxy 30

▼   FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

RAND CAPITAL CORPORATION
2200 Rand Building
Buffalo, New York 14203
2009 PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jayne K. Rand and Allen F. Grum as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Rand Capital Corporation (the “Company”) held of record by the undersigned at the annual meeting of shareholders of the Company to be held on April 30, 2009 or any adjournment hereof.
(Continued and to be dated and signed on reverse side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY — (Continued from reverse side)	Please mark your votes like this	☒

				FOR ALL NOMINEES	WITHHOLD
1.	Election of Directors:			(except as marked to	AUTHORITY FOR
	Election of			the contrary below)	ALL NOMINEES

	A.F. Grum W.S. McLeese J.K. Rand	E.E. Kailbourne R.B. Newman II R.M. Zak	R.B. Kenzie	☐	☐

INSTRUCTIONS: To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below:

	FOR	AGAINST
2.	Authorize Sales of Common Stock under certain conditions During One Year Period at Prices Below then Current Net Asset Value Per Share. ☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted for proposals 1 and 2.

PLEASE DATE, SIGN AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2009.

Please sign exactly as names appears above. When signing as a Trustee, Executor or Administrator, or Guardian, give title as such. All joint owners should sign. If a corporation, please sign in full corporate name by authorized officer, giving title. If a partnership, please sign in partnership name by authorized persons.